EXHIBIT 23.3








                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Techne Corporation on Form S-3 of our report, dated August 26, 1998, on our audits of the financial statements of the Research Products Business of Genzyme Corporation as of December 31, 1997 and 1996, and for the each of the three years ended December 31, 1997 which report is included in the amended Current Report on Form 8-K of Techne Corporation filed on September 14, 1998.

                                                     PricewaterhouseCoopers LLP

Boston, Massachusetts
September 29, 1998